AETNA SERIES FUND, INC.
                         COMPUTATION OF PERFORMANCE DATA
                             TOTAL RETURN QUOTATIONS


In calculating the total return quotations, a hypothetical account was established using a $10,000 initial payment.

Formula
         P(1 + T)(n) = ERV

         P        =       a hypothetical initial payment of $10,000,
         T        =       average annual total return,
         n        =       number of years,
         ERV      =       ending redeemable value at the end of 1, 5, or 10
                          year periods (or a fractional portion thereof) of a hypothetical $10,000 payment made at the beginning of the 1, 5, or 10 year periods

Assumptions:
- The 1-year figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on April 1, 1996.

- The Since Inception figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on the inception date of the funds (see below).


                               Select Class Share

The Aetna Fund
         1 Year                                $10,000 (1 + 11.82%) (1)         =       11,181.57
         5 Years                               $10,000 (1 + 10.70%) (5)         =       16,627.12
         Since Inception (1/3/92)              $10,000 (1 + 10.23%) (5.241)     =       16,660.37

Aetna Bond Fund
         1 Year                                $10,000 (1 + 5.01%) (1)          =       10,501.41
         5 Years                               $10,000 (1 + 6.92%) (5)          =       13,970.86
         Since Inception (1/3/92)              $10,000 (1 + 6.38%) (5.241)      =       13,829.36

Aetna Government Fund
         1 Year                                $10,000 (1 + 3.64%) (1)          =       10,363.87
         Since Inception (1/4/94)              $10,000 (1 + 4.64%) (3.236)      =       11,580.02

Aetna Growth Fund
         1 Year                                $10,000 (1 + 13.32%) (1)         =       11,331.86
         Since Inception (1/4/94)              $10,000 (1 + 17.93%) (3.236)     =       17,052.68


Aetna Growth & Income Fund
         1 Year                                $10,000 (1 + 22.79%) (1)         =       12,279.23
         5 Years                               $10,000 (1 + 14.43%) (5)         =       19,623.79
         Since Inception (1/3/92)              $10,000 (1 + 13.60%) (5.241)     =       19,506.05

Aetna Index Plus Fund
         Since Inception (12/10/96)            $10,000 (1 + 1.45%) (1)          =       10,145.12

Aetna International Growth Fund
         1 Year                                $10,000 (1 + 22.75%) (1)         =       12,274.81
         5 Years                               $10,000 (1 + 11.56%) (5)         =       17,280.84
         Since Inception (1/3/92)              $10,000 (1 + 9.50%) (5.241)      =       16,088.46

Aetna Money Market Fund
         1 Year                                $10,000 (1 + 5.37%) (1)          =       10,536.70
         5 Years                               $10,000 (1 + 4.65%) (5)          =       12,550.07
         Since Inception (1/3/92)              $10,000 (1 + 4.64%) (5.241)      =       12,680.67

Aetna Small Company Fund
         1 Year                                $10,000 (1 + 2.98%) (1)          =       10,297.54
         Since Inception (1/4/94)              $10,000 (1 + 17.20%) (3.236)     =       16,709.51

Aetna Ascent Fund
         1 Year                                $10,000 (1 + 19.75%) (1)         =       11,975.27
         Since Inception (1/4/95)              $10,000 (1 + 20.91%) (2.236)     =       15,288.50

Aetna Crossroads Fund
         1 Year                                $10,000 (1 + 15.91%) (1)         =       11,590.59
         Since Inception (1/4/95)              $10,000 (1 + 17.74%) (2.236)     =       14,405.41

Aetna Legacy Fund
         1 Year                                $10,000 (1 + 12.30%) (1)         =       11,230.23
         Since Inception (1/4/95)              $10,000 (1 + 14.71%) (2.236)     =       13,591.41

                         COMPUTATION OF PERFORMANCE DATA
                       TOTAL RETURN QUOTATION (continued)

                     Adviser Class Shares (reflecting CDSC)

Assumptions:

The 1-year figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on April 1, 1996.

The Since Inception figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on the inception date of the funds (see below).

The performance reflects the deduction of the maximum contingent deferred sales charge of 1%, declining by 0.25% each year after the date of purchase to zero, assuming shares were redeemed at the end of the period.

The Aetna Fund
         1 Year                                     $10,000 (1 + 10.07%) (1)    =       11,007.25
         5 Years                                    $10,000 (1 + 9.84%) (5)     =       15,990.75
         Since Inception (1/3/92)                   $10,000 (1 + 9.37%) (5.241) =       15,993.45

Aetna Bond Fund
         1 Year                                     $10,000 (1 + 3.10%) (1)     =       10,310.31
         5 Years                                    $10,000 (1 + 6.11%) (5)     =       13,451.08
         Since Inception (1/3/92)                   $10,000 (1 + 5.58%) (5.241) =       13,290.52

Aetna Government Fund
         1 Year                                     $10,000 (1 + 1.88%) (1)     =       10,187.58
         Since Inception (1/4/94)                   $10,000 (1 + 3.80%) (3.236) =       11,282.53

Aetna Growth Fund
         1 Year                                     $10,000 (1 + 11.55%) (1)    =       11,154.72
         Since Inception (1/4/94)                   $10,000 (1 + 17.05%) (3.236)=       16,640.51

Aetna Growth and Income Fund
         1 Year                                     $10,000 (1 + 20.89%) (1)    =       12,088.97
         5 Years                                    $10,000 (1 + 13.64%) (5)    =       18,951.04
         Since Inception (1/3/92)                   $10,000 (1 + 12.80%) (5.241)=       18,802.91

Aetna Index Plus Fund
         Since Inception (12/10/96)                 $10,000 (1 + 0.23%) (1)     =       10,023.04

Aetna International Growth Fund
         1 Year                                     $10,000 (1 + 20.82%) (1)    =       12,081.79
         5 Years                                    $10,000 (1 + 10.72%) (5)    =       16,636.98
         Since Inception (1/3/92)                   $10,000 (1 + 8.67%) (5.241) =       15,461.00

Aetna Money Market Fund
         1 Year                                     $10,000 (1 + 5.37%) (1)     =       10,536.70
         5 Years                                    $10,000 (1 + 4.65%) (5)     =       12,550.09
         Since Inception (1/3/92)                   $10,000 (1 + 4.64%) (5.241) =       12,680.70

Aetna Small Company Growth Fund
         1 Year                                     $10,000 (1 + 1.22%) (1)     =       10,121.52
         Since Inception (1/4/94)                   $10,000 (1 + 16.29%) (3.236)=       16,297.75

                         COMPUTATION OF PERFORMANCE DATA
                       TOTAL RETURN QUOTATION (continued)

                       Adviser Class Shares (without CDSC)

Assumptions:

The 1-year figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on April 1, 1996.

The Since Inception figure assumes the redemption on March 31, 1997 of values attributable to a $10,000 payment made on inception date of funds (see below).

The Aetna Fund
         1 Year                                    $10,000 (1 + 11.07%) (1)     =       11,107.25
         5 Years                                   $10,000 (1 + 9.84%) (5)      =       15,990.75
         Since Inception (1/3/92)                  $10,000 (1 + 9.37%) (5.241)  =       15,993.45

Aetna Bond Fund
         1 Year                                    $10,000 (1 + 4.10%) (1)      =       10,410.31
         5 Years                                   $10,000 (1 + 6.11%) (5)      =       13,451.08
         Since Inception (1/3/92)                  $10,000 (1 + 5.58%) (5.241)  =       13,290.52

Aetna Government Fund
         1 Year                                    $10,000 (1 + 2.88%) (1)      =       10,287.58
         Since Inception (1/4/94)                  $10,000 (1 + 3.87%) (3.236)  =       11,307.53

Aetna Growth Fund
         1 Year                                    $10,000 (1 + 12.55%) (1)     =       11,254.72
         Since Inception (1/4/94)                  $10,000 (1 + 17.10%) (3.236) =       16,665.51

Aetna Growth and Income Fund
         1 Year                                    $10,000 (1 + 21.89%) (1)     =       12,188.97
         5 Years                                   $10,000 (1 + 13.64%) (5)     =       18,951.04
         Since Inception (1/3/92)                  $10,000 (1 + 12.80%) (5.241) =       18,802.91

Aetna Index Plus Fund
         Since Inception (12/10/96)                $10,000 (1 + 1.23%) (1)      =       10,123.04

Aetna International Growth Fund
         1 Year                                    $10,000 (1 + 21.82%) (1)     =       12,181.79
         5 Years                                   $10,000 (1 + 10.72%) (5)     =       16,636.98
         Since Inception (1/3/92)                  $10,000 (1 + 8.67%) (5.241)  =       15,461.00

Aetna Money Market Fund
         1 Year                                    $10,000 (1 + 5.37%) (1)      =       10,536.70
         5 Years                                   $10,000 (1 + 4.65%) (5)      =       12,550.09
         Since Inception (1/3/92)                  $10,000 (1 + 4.64%) (5.241)  =       12,680.70


Aetna Small Company Growth Fund
         1 Year                                    $10,000 (1 + 2.22%) (1)      =       10,221.52
         Since Inception (1/4/94)                  $10,000 (1 + 16.35%) (3.236) =       16,322.75